UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 28, 2018

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

201 NW 10th, Suite 200 Oklahoma City, Oklahoma	73103
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (405) 278-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01.	Entry into a Material Definitive Agreement.

First Amendment to Second Amended and Restated Credit Agreement

On June 28, 2018, Blueknight Energy Partners, L.P. (the “Partnership”) entered into a First Amendment to Second Amended and Restated Credit Agreement (the “Credit Agreement Amendment”), which amended the Second Amended and Restated Credit Agreement, dated as of May 11, 2017, among the Partnership, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders from time to time party thereto (the “Credit Agreement” and, together with the Credit Agreement Amendment, the “Amended Credit Agreement”).

The Credit Agreement Amendment amends the Credit Agreement to, among other things:

1.	reduce the total commitments under the Credit Agreement from $450.0 million to $400.0 million;

2.
permit the Partnership to make up to a $55.0 million investment to acquire an indirect equity interest in Cimarron Express Pipeline, LLC (the “Cimarron Express JV”), the previously announced joint venture between affiliates of Ergon, Inc. (“Ergon”) and affiliates of Alta Mesa Resources, Inc, which plans to construct a new 16-inch diameter crude oil pipeline from northeastern Kingfisher County, Oklahoma to the Partnership’s Cushing, Oklahoma crude oil terminal, such investment being subject to the terms and conditions set forth in the Credit Agreement Amendment;

3.
modify the calculation of consolidated EBITDA (as defined in the Amended Credit Agreement) to, among other things, include distributions from the Cimarron Express JV from and after making the above-described investment;

4.	permit the sale of the Terminal Assets (as defined below), subject to the terms and conditions set forth in the Credit Agreement Amendment;

5.	modify the pricing grid to add a new higher interest rate margin while the Partnership’s consolidated total leverage ratio (as defined in the Amended Credit Agreement) exceeds 4.75 to 1.00;

6.	limit quarterly distributions to $10.7 million through and including the fiscal quarter ending December 31, 2019; and

7.
increase the maximum permitted consolidated total leverage ratio to 5.50 to 1.00 for the fiscal quarters ending June 30, 2018 through December 31, 2018, 5.25 to 1.00 for the fiscal quarters ending March 31, 2019 and June 30, 2019, 5.00 to 1.00 for the fiscal quarters ending September 30, 2019 and December 31, 2019, and 4.75 to 1.00 for the fiscal quarter ending March 31, 2020 and each fiscal quarter thereafter; provided that the maximum permitted ratio may be increased to 5.25 to 1.00 for the fiscal quarter ending March 31, 2020 and for certain fiscal quarters thereafter based on the occurrence of a specified acquisition (as defined in the Amended Credit Agreement).

Upon the closing of the Credit Agreement Amendment, the Partnership had $348.6 million of outstanding borrowings and $3.4 million in outstanding letters of credit under the Amended Credit Agreement, leaving the Partnership with approximately $48.0 million available capacity for additional borrowings and letters of credit under the Amended Credit Agreement.

The description set forth above is qualified in its entirety by reference to (i) the Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on May 12, 2017, and (ii) the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Asset Purchase Agreement

On June 29, 2018, BKEP Materials, L.L.C. (“BKEP Materials”), BKEP Terminalling, L.L.C. (“BKEP Terminalling”), BKEP Asphalt, L.L.C. (“BKEP Asphalt,” together with BKEP Materials and BKEP Terminalling, the “BKEP Sellers”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Ergon Asphalt &

Emulsions, Inc. (“Ergon A&E”). Under the terms of the Purchase Agreement, the BKEP Sellers are selling three asphalt terminals and certain storage tanks and real property, contracts, permits, assets, and other interests (the “Terminal Assets”) located in Lubbock and Saginaw, Texas and Memphis, Tennessee to Ergon A&E for a purchase price of $90.0 million in cash. The purchase price was based on the fair market value of the assets being sold.

Under the Purchase Agreement, (i) Ergon A&E provided the BKEP Sellers customary representations and warranties, including with regard to Ergon A&E’s authority to enter into and perform its obligations under the Purchase Agreement, and (ii) the BKEP Sellers provided Ergon A&E customary representations and warranties, including with regard to the BKEP Sellers’ ability to enter into and perform its obligations under the Purchase Agreement and the status and operation of the Terminal Assets prior to closing of the Purchase Agreement (the “Closing”). The Closing is subject to a number of conditions, including (i) the expiration of the applicable waiting period under the Hart Scott Rodino Antitrust Improvement Act of 1976, as amended, (ii) entry by Ergon A&E, on one hand, and BKEP Materials, BKEP Terminalling and BKEP Asphalt, on the other hand, into an amendment to the Storage, Throughput and Handling Agreement, dated October 5, 2016, pursuant to which the asphalt terminal located in Memphis, Tennessee will be deleted from the definition of “Terminals” thereunder and (iii) entry by Ergon A&E, on one hand, and Blueknight Energy Partners G.P., L.L.C., the general partner (the “General Partner”) of the Partnership, the Partnership, BKEP Asphalt, BKEP Materials and BKEP Terminalling, L.L.C., on the other hand, into an amendment to the Omnibus Agreement, dated October 5, 2016, pursuant to which, among other things, Ergon A&E will grant the BKEP Sellers a right of first refusal with respect to the Terminal Assets and the BKEP Sellers will grant Ergon A&E a right of first refusal with respect to certain terminal facilities and real property located in Wolcott, KS, Ennis, TX, Chandler, AZ, Mt. Pleasant, TX, Pleasanton, TX, Birmingport, AL, Nashville, TN, Yellow Creek, MS, Las Vegas, NV and Fontana, CA, as applicable.

Ergon A&E is an affiliate of Ergon, which indirectly owns (i) 100% of the General Partner of the Partnership and (ii) 27.5% of the limited partnership interests in the Partnership. Accordingly, the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”) reviewed and evaluated the Purchase Agreement for the purpose of determining whether to grant special approval of the Purchase Agreement and the transactions contemplated thereby. The Conflicts Committee retained independent legal and financial advisors to assist in evaluating the terms of the transaction and the Purchase Agreement. The Conflicts Committee unanimously granted approval of the Purchase Agreement and the transactions contemplated thereby.

The description set forth above is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 29, 2018, the Partnership issued a press release announcing the entry into the transactions described in Item 1.01 above. In addition, the Partnership announced it has completed work addressing a pipeline exposure due to the erosion of a riverbed in southern Oklahoma which caused portions of the Partnership’s Oklahoma mainline system to be out of service since the second quarter of 2016. The Partnership expects to begin service on the restored pipeline in July, which will increase the transportation capacity of the Oklahoma mainline system by approximately 20,000 barrels per day. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT NUMBER		DESCRIPTION

2.1*	—	Asset Purchase Agreement, dated June 29, 2018, by and between BKEP Materials, L.L.C., BKEP Terminalling, L.L.C., BKEP Asphalt, L.L.C., and Ergon Asphalt & Emulsions, Inc.
10.1	—
First Amendment to Second Amended and Restated Credit Agreement, dated as of June 28, 2018, by and among the Partnership, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto.

99.1	—	Press Release, dated June 29, 2018.

*Schedules (or similar attachments) to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish supplementary copies of such omitted schedules (or similar attachments) to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

		By:	Blueknight Energy Partners G.P., L.L.C
its General Partner

Date:	June 29, 2018	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary